UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 ___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2004

ALLIANCE FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

New York	0-15366	16-1276885
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Madison Street, Syracuse, New York	13202
(Address of principal executive offices)	(Zip Code)

(315) 475-4478

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 31, 2004, the registrant entered in to a Change of Control Agreement, effective as of January 1, 2005, with Connie M. Whitton. The agreement provides that if the Executive’s employment is terminated by the Company for any reason other than cause within twenty-four (24) months after, a Change of Control, the registrant shall (i) be obligated, to pay the Executive an amount equal to the Executive’s Average Annual Taxable Compensation as defined in the Agreement; (ii) provide her with the same level of standard employee benefits she was receiving on the date of Termination, or the cash equivalent of such benefits, over 2 years, or, at the registrant’s election, in a lump sum, following Executive’s termination; and (iii) treat as immediately vested and exercisable all forms of equity-based compensation, including unexpired stock options, previously granted to her.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE FINANCIAL CORPORATION

Date: January 3, 2005
	By:	/s/ Jack H. Webb
Jack H. Webb Chairman,Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Change of Control Agreement dated as of January 1, 2005

4